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                                 AMENDMENT TO
                         RELIANCE GROUP HOLDINGS, INC.
                             EXECUTIVE BONUS PLAN

     The Reliance Group Holdings, Inc. Executive Bonus Plan (the "Plan") was adopted by the Special Compensation Committee of the Board of Directors of Reliance Group Holdings, Inc. (the "Company") on March 10, 1994 and approved by the stockholders of the Company on May 12, 1994. The Plan was amended by the Special Compensation Committee on February 16, 1995. Pursuant to Article VII, Section 7.1 of the Plan, the Special Compensation Committee determined to amend the Plan as set forth below, and by resolution duly adopted at a meeting held on March 27, 1996 voted to approve such amendment, subject to approval of the Company's stockholders in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended at the Annual Meeting of stockholders of the Company scheduled for May 8, 1996. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.


1.   Article IV of the Plan shall be amended to read in its entirety as follows:


                                  "ARTICLE IV
                Participants; Preestablished Performance Goals

     4.1 This Plan shall apply as to any year only to persons who are Covered Employees for such year.

     4.2 The performance goals applicable to all Covered Employees, other than any Covered Employee with a separate performance-based bonus plan with the Company, shall be established in accordance with paragraph 4.3 hereof and shall be related to the following criteria (the "Original Performance Goals") and the criterion set forth in Section 4.2A below (the "Additional Performance Goal" and together with the Original Performance Goals, the "performance goals"):

     (a) average return on shareholders' equity of the Company for the 12 months ending December 31 of the year to which performance-based compensation is applicable, calculated in accordance with GAAP (the "Average Return Goal");

     (b) combined ratio of the Reliance Insurance Group for the 12 months ending December 31 of the year to which performance-based compensation is applicable, calculated in accordance with SAP, compared to the combined ratio of the Reliance Insurance Group for the preceding 12 month period, calculated in accordance with SAP;

     (c) combined ratio of the Reliance Insurance Group for the 12 months ending December 31 of the year to which performance-based compensation is applicable, calculated in accordance with SAP, compared to the combined ratio of the Industry (as reported on an estimated basis) for the comparable period, calculated in accordance with SAP;


     (d) total return on the combined investment portfolio of the Reliance Insurance Group and CLTIC for any calendar year to which performance-based compensation is applicable;

     (e) amount of pre-tax net realized capital gains, calculated in accordance with GAAP, of the combined investment portfolio of the Reliance Insurance Group and CLTIC during any calendar year to which performance-based compensation is applicable;

     (f) pre-tax operating income (exclusive of capital gains), calculated in accordance with GAAP, of the Reliance Insurance Group for any calendar year to which performance-based compensation is applicable;

     (g) shareholders' equity of the Company, calculated in accordance with GAAP, as of the end of any calendar year to which performance-based compensation is applicable;

     (h) net premiums written, calculated in accordance with GAAP, of the Reliance Insurance Group for any calendar year to which performance-based compensation is applicable;

     (i) pre-tax operating income (exclusive of realized capital gains), calculated in accordance with GAAP, of CLTIC for any calendar year to which performance-based compensation is applicable;

     (j) net premiums earned, calculated in accordance with GAAP, of CLTIC for any calendar year to which performance-based compensation is applicable;

     (k) the Company's debt to total capitalization ratio, calculated in accordance with GAAP, as of the end of any calendar year to which performance-based compensation is applicable;

     (l)  the price of the Company's common stock;

     (m) pre-tax operating earnings per share (exclusive of realized capital gains of the combined portfolio of the Reliance
          Insurance Group and CLTIC), calculated in accordance with GAAP, of the Company for any calendar year to which performance-based compensation is applicable; and

     (n) net investment income, calculated in accordance with GAAP, of the combined investment portfolio of the Reliance
          Insurance Group and CLTIC for any calendar year to which performance-based compensation is applicable.

     4.2A The Additional Performance Goal shall relate to the following criterion: shareholders' equity of the Company, calculated in accordance with GAAP, as of the end of any calendar year to which performance-based compensation is applicable, except that such calculation shall be made by adding back to shareholders' equity dividends on the Company's common stock declared during such year ("Modified GAAP").

     4.3  The specific targets for the performance goals set forth in paragraphs
4.2 and 4.2A above shall be as determined in any year by the Compensation Committee in advance of the deadlines applicable under Section 162(m) of the Code and while the performance relating to the performance goals remains substantially uncertain. Any such targets shall be set in writing (which may be through approved minutes) by the Compensation Committee."


2.   Article V of the Plan shall be amended to read in its entirety as follows:

                                 "ARTICLE V
                      Calculation and Payment of Bonus


     5.1 All Covered Employees, other than any Covered Employee with a separate performance-based bonus plan, shall be eligible to receive a bonus under this Plan of up to 115% of their respective Base Salaries plus an additional bonus of up to 85% of their respective base salaries if either or both of the target relating to the Additional Performance Goal and the additional target relating to the Average Return Goal (together, the "Additional Bonus Performance Targets") are achieved.

     5.2 The Compensation Committee shall certify in writing (which may be through approved minutes), prior to payment of any bonus under this Plan, the extent to which the performance goals set forth in paragraphs 4.2 and 4.2A hereof have been met.

     5.3 Subject to paragraph 5.4 hereof, all Covered Employees, other than any Covered Employee with a separate performance-based bonus plan, shall be entitled to receive, and shall be paid not later than 60 days after the end of any calendar year to which performance-based compensation is applicable, cash bonuses equal to 115% of their respective Base Salaries if at least eight of the Original Performance Goals have been met. If fewer than eight of the Original Performance Goals have been met, then the bonuses to be paid to such Covered Employees shall be reduced by 5% of their respective Base Salaries multiplied by the difference between the number of Original Performance Goals achieved and the number "eight," provided, however, that if fewer than two goals are achieved, no bonuses shall be paid hereunder. In the event that at least eight of the Original Performance Goals are achieved, all Covered Employees, other than any Covered Employee with a separate performance-based bonus plan, shall be entitled to receive, and shall be paid not later than 60 days after the end of any calendar year to which performance-based compensation is applicable, cash bonuses of up to an additional 85% of their respective Base Salaries if either or both of the Additional Bonus Performance Targets are achieved. Responsibilities for any bonuses payable under this Plan shall be allocated between the Company and any Subsidiary in proportion to the amount of Base Salary paid to a Covered Employee by the Company and such Subsidiary.

     5.4 The Compensation Committee shall have the discretion to reduce or eliminate amounts payable under this Plan to any Covered Employee who the

Compensation Committee determines has breached a duty to the Company which has or will result in material harm to the Company."

3. Article VII of the Plan shall be amended to read in its entirety as follows:

                                "ARTICLE VII
                        Authority and Administration

     7.1 Subject to the limitations of the Plan, the Compensation Committee shall have the sole and complete authority to interpret this Plan and to make all the determinations necessary or advisable in the administration of this Plan (including without limitation the determination to amend or terminate this Plan). In furtherance and not in limitation of the foregoing, in the event of (i) any extraordinary gain or loss or other event that is treated for accounting purposes as an extraordinary item under generally accepted accounting principles, or (ii) any material change in accounting policies or practices affecting the Company and/or the performance goals or targets, then, to the extent any of the foregoing events (or a material effect thereof) was not anticipated at the time the targets were set, the Compensation Committee shall make adjustments to the performance goals and/or targets, applied as of the date of the event, and based solely on objective criteria, so as to neutralize, in the Compensation Committee's judgment, the effect of the event on the applicable performance based award.

     7.2 The Compensation Committee shall be entitled to rely on representations and certifications of appropriate officers of the Company with respect to the financial and statistical data set forth in paragraphs 4.2 and 4.2A hereof. The Compensation Committee's determinations on matters within its authority shall be conclusive and binding upon the Company and all other persons. The Compensation Committee shall not be liable for any action or determination made in good faith with respect to this Plan."